Exhibit 1.3

WARRANT AGREEMENT
Dated as of
March 23, 2010
between
ENER1, INC.
and
CREDIT SUISSE SECURITIES (USA) LLC

Warrants for
Common Stock of
Ener1, Inc.

TABLE OF CONTENTS

ARTICLE I

Definitions

SECTION 1.01. Definitions
SECTION 1.02. Other Definitions
SECTION 1.03. Rules of Construction

ARTICLE II

Warrant Certificates

SECTION 2.01. Form and Dating
SECTION 2.02. Execution
SECTION 2.03. Certificate Register
SECTION 2.04. Transfer and Exchange.
SECTION 2.05. Replacement Certificates
SECTION 2.06. Outstanding Warrants
SECTION 2.07. Cancellation

ARTICLE III

Exercise Terms

SECTION 3.01. Exercise
SECTION 3.02. Exercise Periods
SECTION 3.03. Expiration
SECTION 3.04. Manner of Exercise
SECTION 3.05. Issuance of Warrant Shares
SECTION 3.06. Fractional Warrant Shares
SECTION 3.07. Reservation of Warrant Shares
SECTION 3.08. Compliance with Law

ARTICLE IV

Antidilution Provisions

SECTION 4.01. Changes in Common Stock
SECTION 4.02. Cash Dividends and Other Distributions
SECTION 4.03. Sale of Common Stock
SECTION 4.04. Issuance of Rights or Options
SECTION 4.05. Combination; Liquidation
SECTION 4.06. Other Events
SECTION 4.07. Superseding Adjustment
SECTION 4.08. Minimum Adjustment
SECTION 4.09. Notice of Adjustment
SECTION 4.10. Notice of Certain Transactions
SECTION 4.11. Adjustment to Warrant Certificate

ARTICLE V

Registration Rights; Indemnification

SECTION 5.01. Effectiveness of Registration Statement
SECTION 5.02. Blue Sky
SECTION 5.03. Additional Acts
SECTION 5.04. Expenses

ARTICLE VI

Miscellaneous

SECTION 6.01. SEC Reports
SECTION 6.02. Persons Benefiting
SECTION 6.03. Rights of Holders
SECTION 6.04. Amendment
SECTION 6.05. Notices
SECTION 6.06. Governing Law
SECTION 6.07. Successors
SECTION 6.08. Multiple Originals
SECTION 6.09. Table of Contents
SECTION 6.10. Severability

EXHIBIT A Form of Warrant Certificate

WARRANT AGREEMENT dated as of March 23, 2010 (this “Agreement”), between ENER1, INC., a Florida corporation (the “Company”), and Credit Suisse Securities (USA) LLC (the “Initial Warrant Holder”).

WHEREAS, it is a condition to the obligations of the Lender under the Credit Agreement, dated as of March 23, 2010 (the “Credit Agreement”), between the Company, as borrower, and Credit Suisse, as lender thereto, that the Company execute and deliver this Agreement and issue Warrants for an aggregate of 1,046,511 shares of its Common Stock, par value $0.01 per share (the “Common Stock”), hereunder;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Definitions.

“Affiliate” of any Person means (i) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such Person, or (ii) any other Person who is a director or executive officer (A) of such Person, (B) of any subsidiary of such Person or (C) of any Person described in clause (i) above. For purposes hereof, (a) “control” of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise and (b) beneficial ownership of 10% or more of the voting common equity (on a fully diluted basis) or warrants to purchase such amount of equity (whether or not currently exercisable) of a Person shall be deemed to be in control of such Person; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Board” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

“Business Day” means each day that is not a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Cashless Exercise Ratio” means a fraction, the numerator of which is the excess of the Current Market Value per share of Common Stock on the Exercise Date over the Exercise Price per share as of the Exercise Date and the denominator of which is the Current Market Value per share of the Common Stock on the Exercise Date.

“Code” means the Internal Revenue Code of 1986, as amended.

“Combination” means an event in which the Company consolidates with, merges with or into, or sells all or substantially all of its assets to, another Person.

“Commission” means the Securities and Exchange Commission.

“Current Market Value” shall mean, for each share of Common Stock (or each share of securities or other property, as applicable) at any date, (a) for purposes of the definition of the Cashless Exercise Ratio and Section 3.06, the closing price (as defined below) on the Business Day immediately prior to the date of the exercise of the applicable Warrant pursuant to Article 3 and (b) in all other cases, the average of the daily closing prices for the shorter of (i) the 20 consecutive trading days ending on the last full trading day on the exchange or market specified in the second succeeding sentence prior to the Time of Determination (as defined below) and (ii) the period commencing on the date next succeeding the first public announcement of the issuance, sale, distribution or granting in question through such last full trading day prior to the Time of Determination. The term “Time of Determination” as used herein shall be the time and date as of which the Current Market Value is to be computed. The “closing price” for any day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case on the principal national securities exchange on which the shares of Common Stock are listed or to which such shares are admitted to trading; provided, however, that if the Common Stock (or securities or other property, as applicable) is not listed or admitted to trading on a national securities exchange, the Current Market Value per share shall be the Fair Market Value thereof determined by the Board in good faith, subject to adjustments as provided herein.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exercise Date” means, for a given Warrant, the day on which such Warrant is exercised pursuant to Section 3.04.

“Fair Market Value” of the shares of Common Stock, as of the date of determination, shall mean the price that a willing buyer would pay to a willing seller for the relevant applicable shares, in an arm’s length transaction, taking into account all relevant circumstances at the date of determination, it being understood that the buyer and seller in arriving at such price in determining the value of the shares would each consider, among other factors customarily considered by valuation professionals, the past and prospective earnings of the Company, and comparable stock market valuations.

“Holder” means (i) in the case of Warrants, the Person in whose name a Warrant is registered in the Certificate Register and all subsequent transferees and successors and (ii) in the case of the Common Stock for which a Warrant is exercisable, the Person in whose name such Common Stock is registered in the Company’s stock register and all subsequent transferees and successors.

“Issue Date” means the date on which the Warrants are initially issued.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Vice President and General Counsel or Secretary or any Executive Vice President of the Company.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the payment of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“SEC” means the Securities and Exchange Commission.

“Securities” means the Warrants and the Warrant Shares.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Transfer Restricted Securities” means the Warrants and the Common Stock which may be issued to Holders upon exercise of the Warrants, whether or not such exercise has been effected. Each such security shall cease to be a Transfer Restricted Security (i) when it has been disposed of pursuant to a registration statement of the Company filed with the SEC and declared effective by the SEC that covers the disposition of such Transfer Restricted Security, (ii) when it has been distributed pursuant to Rule 144 promulgated under the Securities Act (or any similar provisions under the Securities Act then in effect) or (iii) upon the earliest date that is no less than one year after the Issue Date and on which all such Securities (except for Securities held by an affiliate of the Company) are no longer subject to any restrictions on transfer under the Securities Act including those pursuant to Rule 144.

“Warrant” means a warrant to purchase shares of Common Stock issued pursuant to the terms of this Agreement, each of which shall be evidenced by Warrant Certificates.

“Warrant Certificates” mean the registered certificates to be delivered pursuant to this Agreement, substantially in the form of Exhibit A hereto, and issued by the Company under this Agreement evidencing the Warrants.

“Warrant Shares” mean the shares of Common Stock (and any other securities) for which the Warrants are exercisable or which have been issued upon exercise of Warrants.

SECTION 1.02. Other Definitions.

Defined in
Term	Section
“Agreement”	Recitals
“Cashless Exercise”	3.04
“Certificate Register”	2.03
“Common Stock”	Recitals
“Company”	Recitals
“Exercise Price”	3.01
“Expiration Date”	3.02 (b)
“Initial Warrant Holder”	Recitals
“Registrar”	3.07
“Registration Statement”	5.01
“Stock Transfer Agent”	3.05
“Successor Company”	4.05 (a)

SECTION 1.03. Rules of Construction. Unless the text otherwise requires:

(i) a defined term has the meaning assigned to it;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect on the date hereof;

(iii) “or” is not exclusive;

(iv) “including” means including, without limitation; and

(v) words in the singular include the plural and words in the plural include the singular.

ARTICLE II

Warrant Certificates

SECTION 2.01. Form and Dating. Subject to the terms and conditions of this Agreement, the Company hereby agrees to issue and deliver to the Initial Warrant Holder Warrants to purchase 1,046,511 shares of Common Stock. The Warrants will be evidenced by Warrant Certificates in definitive, fully registered form with the restricted securities legend set forth in Exhibit A hereto and initially registered in the name of the Initial Warrant Holder or its designee or agent.

SECTION 2.02. Execution. Two Officers shall sign the Warrant Certificates for the Company by manual or facsimile signature. If an Officer whose signature is on a Warrant Certificate no longer holds that office at the time the Warrant Certificate is delivered to a Holder, the Warrants evidenced by such Warrant Certificate shall be valid nevertheless.

SECTION 2.03. Certificate Register. The Company shall keep a register (“Certificate Register”) of the Warrant Certificates and of their transfer and exchange. The Certificate Register shall show the names and addresses of the respective Holders and the date and number of Warrants evidenced on the face of each of the Warrant Certificates.

SECTION 2.04. Transfer and Exchange.

(a) When Warrants are presented to the Company with a request to register the transfer of such Warrants or to exchange such Warrants for an equal number of Warrants of other authorized denominations, the Company will register the transfer or make the exchange as requested; provided, however, that the Warrant Certificates representing such Warrants surrendered for transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company, affixed with a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by The Securities Transfer Association, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(ii) in the case of Warrants that are Transfer Restricted Securities, shall be accompanied by the following additional information and documents;

(A) a certificate from such Holder in substantially the form of Exhibit B hereto certifying that:

(1) such securities are being delivered for registration in the name of such Holder without transfer;

(2) such securities are being transferred to the Company;

(3) such securities are being transferred pursuant to an effective registration statement under the Securities Act; or

(4) such securities are being transferred (x) in an offshore transaction in accordance with Rule 904 under the Securities Act, (y) in a transaction meeting the requirements of Rule 144 under the Securities Act or (z) pursuant to another available exemption from the registration requirements of the Securities Act; and

(B) in the case of any transfer described under clauses (a)(ii)(A)(4)(x), (y) or (z) of this Section 2.04, the Company may require the Holder to obtain an opinion of counsel that the proposed transfer may be effected without registration under the Securities Act and is otherwise being made in compliance with the restrictions set forth in the legend in Section 2.04(c).

(b) Initial Warrant Holder. The Initial Warrant Holder understands that the Securities have not been registered under the Securities Act and may be transferred or exchanged only in compliance with the Securities Act. The Initial Warrant Holder represents that it is acquiring the Warrants for its own account for investment and not with a view to the distribution or resale thereof except to the extent permitted under the Securities Act. Any transfer or exchange of any Securities will be subject to the limitations contained in the legend provided for in clause (d) below so long as such legend is applicable; provided, however, that the Initial Warrant Holder (and any of its Affiliates) may transfer some or all of the Warrants to any of its Affiliates without the need for an opinion of counsel, certificate or other information other than a notice to the Company of such transfer and a certificate that the transferee is an Affiliate and the transfer is not subject to registration under the Securities Act.

(c) Obligations with Respect to Transfers and Exchanges of Warrants.

(i) To permit registrations of transfers and exchanges, the Company shall execute Warrants as required pursuant to the provisions of Section 2.02 and this Section 2.04.

(ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith.

(iii) Prior to the due presentation for registration of transfer of any Warrant, the Company may deem and treat the Person in whose name a Warrant is registered as the absolute owner of such Warrant, and the Company shall not be affected by notice to the contrary.

(iv) All Warrants issued upon any transfer or exchange pursuant to the terms of this Agreement shall be the valid obligations of the Company, entitled to the same benefits under this Agreement as the Warrants surrendered upon such transfer or exchange.

(d) Legend. (i)  Except as permitted by the following paragraph (ii) and to the extent permitted by applicable law, each Warrant Certificate evidencing the Warrants (and all Warrant Shares issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO THE COMPANY, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (VI) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND IN EACH OF CASES (II), (III), (IV) AND (V) SUBJECT TO THE COMPANY’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

(ii) Upon any sale or transfer of a Transfer Restricted Security pursuant to Rule 144 under the Securities Act, the Company shall permit the Holder thereof to exchange such Transfer Restricted Security for a Warrant that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security.

SECTION 2.05. Replacement Certificates. If a mutilated Warrant Certificate is surrendered to the Company or if the Holder of a Warrant Certificate claims that the Warrant Certificate has been lost, destroyed or wrongfully taken, the Company shall issue a replacement Warrant Certificate if the reasonable requirements of Section 8-405 of the Uniform Commercial Code as in effect in the State of New York are met. If required by the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company to protect the Company from any loss which it may suffer if a Warrant Certificate is replaced. The Company may charge the Holder for their expenses in replacing a Warrant Certificate. Every replacement Warrant Certificate evidences an additional obligation of the Company.

SECTION 2.06. Outstanding Warrants. Warrants outstanding at any time are all Warrants evidenced on all Warrant Certificates issued by the Company except for those cancelled by it and those delivered to it for cancellation. A Warrant does not cease to be outstanding because an Affiliate of the Company holds the Warrant. A Warrant ceases to be outstanding if the Company holds the Warrant.

SECTION 2.07. Cancellation. (a) In the event the Company shall purchase or otherwise acquire Warrants, the same shall be thereupon cancelled.

(b) The Company may not issue new Warrant Certificates to replace Warrant Certificates to the extent they evidence Warrants which have been exercised or Warrants which the Company has purchased or otherwise acquired.

ARTICLE III

Exercise Terms

SECTION 3.01. Exercise. Each Warrant, when exercised, shall initially entitle the Holder thereof, subject to adjustment pursuant to the terms of this Agreement, to purchase one share of Common Stock. The exercise price (the “Exercise Price”) of each Warrant is $4.30 per share.

SECTION 3.02. Exercise Periods. (a) Subject to the terms and conditions set forth herein, the Warrants shall be exercisable at any time and from time to time after issuance.

(b) No Warrant shall be exercisable after March 23, 2012 (the “Expiration Date”).

SECTION 3.03. Expiration. A Warrant shall terminate and deemed cancelled as of the earlier of (i) the close of business on the Expiration Date and (ii) the date such Warrant is exercised. The Company shall give notice not less than 30, and not more than 60, days prior to the Expiration Date to the Holders of all then outstanding Warrants to the effect that the Warrants will terminate and become void as of the close of business on the Expiration Date.

SECTION 3.04. Manner of Exercise. Warrants may be exercised upon (i) surrender to the Company at 1540 Broadway, Suite 25C, New York, NY 10036 of the related Warrant Certificate, together with the form of election attached thereto to purchase Common Stock on the reverse thereof duly filled in and signed by the Holder thereof and (ii) payment to the Company of the Exercise Price for each Warrant Share or other security issuable upon the exercise of such Warrants then exercised. Such payment shall be made at the Holder’s option (i) in cash or by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose or (ii) without the payment of cash, by reducing the number of shares of Common Stock obtainable upon the exercise of a Warrant and payment of the Exercise Price in cash so as to yield a number of shares of Common Stock upon the exercise of such Warrant equal to the product of (a) the number of shares of Common Stock issuable as of the Exercise Date upon the exercise of such Warrant (if payment of the Exercise Price were being made in cash) and (b) the Cashless Exercise Ratio (an exercise of a Warrant in accordance with clause (ii) being herein called a “Cashless Exercise”); provided, however, that if a Holder does not elect a Cashless Exercise, the Company may nevertheless elect to treat the exercise as a Cashless Exercise by prompt notice to the Holder. Upon surrender of a Warrant Certificate representing more than one Warrant in connection with a Cashless Exercise, the number of shares of Common Stock deliverable upon a Cashless Exercise shall be equal to the number of shares of Common Stock issuable upon the exercise of Warrants that the Holder specifies are to be exercised pursuant to a Cashless Exercise multiplied by the Cashless Exercise Ratio. All provisions of this Agreement shall be applicable with respect to a surrender of a Warrant Certificate pursuant to a Cashless Exercise for less than the full number of Warrants represented thereby. Subject to Section 3.02, the rights represented by the Warrants shall be exercisable at the election of the Holders thereof either in full at any time or from time to time in part and in the event that a Warrant Certificate is surrendered for exercise of less than all the Warrants represented by such Warrant Certificate at any time prior to the Expiration Date, a new Warrant Certificate representing the remaining Warrants shall be issued.

SECTION 3.05. Issuance of Warrant Shares. Subject to Section 2.05, upon the surrender of Warrant Certificates and payment of the per share Exercise Price, as set forth in Section 3.04, the Company shall issue and cause the transfer agent for the Common Stock (the “Stock Transfer Agent”) to countersign and deliver to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants or other securities or property to which it is entitled, registered or otherwise, to the Person or Persons entitled to receive the same (including any depositary institution so designated by a Holder), together with cash as provided in Section 3.06 in respect of any fractional Warrant Shares otherwise issuable upon such exercise. Such certificate or certificates shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrant Certificates and payment of the per share Exercise Price, as aforesaid; provided, however, that if, at such date, the transfer books for the Warrant Shares shall be closed, the certificates for the Warrant Shares in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened and until such date the Company shall be under no duty to deliver any certificates for such Warrant Shares; provided further, however, that such transfer books, unless otherwise required by law, shall not be closed at any one time for a period longer than 20 calendar days.

SECTION 3.06. Fractional Warrant Shares. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be exercised in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of Warrant Shares which may be purchasable pursuant thereto. If any fraction of a Warrant Share would, except for the provisions of this Section 3.06, be issuable upon the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the Current Market Value per Warrant Share, as determined on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction, computed to the nearest whole cent.

SECTION 3.07. Reservation of Warrant Shares. The Company shall at all times keep reserved out of its authorized shares of Common Stock a number of shares of Common Stock sufficient to provide for the exercise of all outstanding Warrants. The registrar for the Common Stock (the “Registrar”) shall at all times until the Expiration Date reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Stock Transfer Agent. The Company will supply such Stock Transfer Agent with duly executed stock certificates for such purpose and will itself provide or otherwise make available any cash which may be payable as provided in Section 3.06. The Company will furnish to such Stock Transfer Agent a copy of all notices of adjustments (and certificates related thereto) transmitted to each Holder.

Before taking any action which would cause an adjustment pursuant to Article IV to reduce the Exercise Price below the then par value (if any) of the Common Stock, the Company shall take any and all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at the Exercise Price as so adjusted.

The Company covenants that all Warrant Shares which may be issued upon exercise of and payment for Warrants in accordance with the provisions of this Agreement shall, upon issue, be fully paid, nonassessable, free of preemptive rights, free from all stamp and documentary taxes and free from all liens, charges and security interests with respect to the issue thereof.

SECTION 3.08. Compliance with Law. (a) Notwithstanding anything in this Agreement to the contrary, in no event shall a Holder be entitled to exercise a Warrant unless (i) a registration statement filed under the Securities Act in respect of the issuance of the Warrant Shares is then effective or (ii) in the opinion of counsel reasonably acceptable to the Company the exercise of such Warrants is exempt from the registration requirements of the Securities Act and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the state or other jurisdiction in which such Holder resides.

(b) If any shares of Common Stock required to be reserved for purposes of the exercise of Warrants require, under any other Federal or state law or applicable governing rule or regulation of any national securities exchange, registration with or approval of any governmental authority, or listing on any such national securities exchange, before such shares may be issued upon exercise, the Company will use its reasonable best efforts to cause on a timely basis such shares to be duly registered or approved by such governmental authority or listed on the relevant national securities exchange, as the case may be.

ARTICLE IV

Antidilution Provisions

SECTION 4.01. Changes in Common Stock. In the event that at any time and from time to time the Company shall (i) pay a dividend or make a distribution on the Common Stock in shares of Common Stock or other shares of Capital Stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) increase or decrease the number of shares of Common Stock outstanding by reclassification of its Common Stock, then the number of shares of Common Stock issuable upon exercise of each Warrant immediately after the happening of such event shall be adjusted so that, after giving effect to such adjustment, the Holder of each Warrant shall be entitled to receive the number of shares of Common Stock upon exercise of such Warrant that such Holder would have owned or would have been entitled to receive had such Warrants been exercised immediately prior to the happening of the events described above (or, in the case of a dividend or distribution of Common Stock, immediately prior to the record date therefor). An adjustment made pursuant to this Section 4.01 shall become effective immediately after the distribution date, retroactive to the record date therefor in the case of a dividend or distribution in shares of Common Stock or other shares of Capital Stock, and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

SECTION 4.02. Cash Dividends and Other Distributions. In the event that at any time and from time to time the Company shall distribute to holders of Common Stock (i) any dividend or other distribution (including any dividend or distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of cash, evidences of its indebtedness, shares of its Capital Stock or any other properties or securities or (ii) any options, warrants or other rights to subscribe for or purchase any of the foregoing (other than, in the case of clauses (i) and (ii) above, (A) any dividend or distribution described in Section 4.01 and (B) any rights, options, warrants or securities described in Section 4.03 or Section 4.04) then the number of shares of Common Stock issuable upon the exercise of each Warrant immediately prior to such record date for any such dividend or distribution shall be increased to a number determined by multiplying the number of shares of Common Stock issuable upon the exercise of such Warrant immediately prior to such record date for any such dividend or distribution by a fraction, the numerator of which shall be the Current Market Value per share of Common Stock on the record date for such dividend or distribution, and the denominator of which shall be such Current Market Value per share of Common Stock less the sum of (x) the amount of cash, if any, distributed per share of Common Stock and (y) the then fair value (as determined in good faith by the Board, whose determination shall be evidenced by a board resolution, a copy of which will be sent to Holders upon request) of the portion, if any, of the distribution applicable to one share of Common Stock consisting of evidences of indebtedness, shares of stock, securities, other property, warrants, options or subscription or purchase rights; and subject to Section 4.08, the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such record date by the above fraction. Such adjustments shall be made, and shall only become effective, whenever any dividend or distribution is made; provided, however, that the Company is not required to make an adjustment pursuant to this Section 4.02 if at the time of such distribution the Company makes the same distribution to Holders of Warrants as it makes to holders of Common Stock pro rata based on the number of shares of Common Stock for which such Warrants are exercisable (whether or not currently exercisable). No adjustment shall be made pursuant to this Section 4.02 which shall have the effect of decreasing the number of shares of Common Stock issuable upon exercise of each Warrant or increasing the Exercise Price.

SECTION 4.03. Sale of Common Stock. In the event that at any time or from time to time the Company shall sell or issue shares of Common Stock, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding (i) shares, rights, options, warrants or convertible or exchangeable securities issued in any of the transactions described in Section 4.01, 4.02 or 4.04 for which any required adjustment is made according to such paragraphs, (ii) shares issued upon conversion, exercise or exchange of rights, options, warrants or convertible or exchangeable securities issued after the date hereof and (iii) the Warrants and any shares issued on exercise thereof) at a consideration per share of Common Stock (determined in the case of such rights, options, warrants or convertible or exchangeable securities, by dividing (X) the aggregate amount received or receivable by the Company in consideration of the sale and issuance of such rights, options, warrants or convertible or exchangeable securities, plus the total consideration payable to the Company upon exercise, conversion or exchange thereof, by (Y) the total number of shares of Common Stock covered by such rights, options, warrants or convertible or exchangeable securities) that is lower than the then existing Exercise Price, then the Exercise Price per share of Common Stock subject to purchase upon exercise of each Warrant shall be adjusted by dividing the Exercise Price in effect immediately prior to such sale or issuance by a fraction, the numerator of which shall be the product of (A) the total number of shares of Common Stock outstanding immediately after such sale and issuance multiplied by (B) the Exercise Price on the date of such sale and issuance and the denominator of which shall be an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such sale and issuance multiplied by such Exercise Price plus (b) the aggregate consideration received by the Company (determined as provided below) for such sale or issuance.

Such adjustments shall be made, subject to Section 4.08, successively whenever such sale or issuance is made. No adjustment shall be made pursuant to this Section 4.03 which shall have the effect of increasing the Exercise Price. For the purposes of such adjustments, the shares of Common Stock which the holder of any such rights, options, warrants or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale or issuance and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company for such rights, options, warrants or convertible or exchangeable securities, plus the consideration or premiums stated in such rights, options, warrants or convertible or exchangeable securities to be paid for the shares of Common Stock covered thereby. In case the Company shall sell and issue shares of Common Stock or options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the “price per share of Common Stock” and the “consideration received by the Company” for purposes of the first sentence of this Section 4.03, the Board of Directors of the Company shall determine, in good faith, the fair value of the property. In case the Company shall sell or issue rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock together with one or more other securities as part of a unit at a price per unit, then in determining the “price per share of Common Stock” and the “consideration received by the Company” for purposes of the first sentence of this Section 4.03, the Board of Directors of the Company shall determine, in good faith, the fair value of the rights, options, warrants or convertible or exchangeable securities then being sold as part of such unit.

SECTION 4.04. Issuance of Rights or Options. In the event that at any time or from time to time the Company shall issue to all holders of Common Stock (i) rights, options or warrants to acquire (provided, however, that no adjustment shall be made under Section 4.03 or this Section 4.04 upon the exercise of such rights, options or warrants), or (ii) securities convertible, exchangeable or exercisable into (provided, however, that no adjustment shall be made under Section 4.03 or this Section 4.04 upon the conversion or exchange of such securities (other than issuances specified in clauses (i) or (ii) which are made as the result of anti-dilution adjustments in such securities)), Common Stock entitling the holders thereof to subscribe for or purchase shares of Common Stock at a price per share that is less than the Current Market Value per share of Common Stock in effect immediately prior to such issuance other than in connection with the adoption of a shareholder rights plan by the Company, the Exercise Price per share of Common Stock issuable upon the exercise of each Warrant immediately after such issuance shall be adjusted by dividing the Exercise Price in effect immediately prior to such issuance by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or securities plus the number of additional shares of Common Stock offered for subscription or purchase or into which such securities are convertible or exchangeable, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or securities plus the total number of shares of Common Stock which the aggregate consideration expected to be received by the Company upon the exercise, conversion or exchange of such rights, options, warrants or securities (as determined in good faith by the Board, whose determination shall be evidenced by a board resolution, a copy of which will be sent to Holders upon request) would purchase at the Current Market Value per share of Common Stock as of the record date. Such adjustment shall be made, subject to Section 4.08, successively, whenever such rights, options, warrants or securities are issued. No adjustment shall be made pursuant to this Section 4.04 which shall have the effect of increasing the Exercise Price.

SECTION 4.05. Combination; Liquidation. (a) Except as provided in Section 4.05(b), in the event of a Combination, each Holder shall have the right to receive upon exercise of the Warrants the kind and amount of shares of Capital Stock or other securities or property which such Holder would have been entitled to receive upon completion of or as a result of such Combination had such Warrant been exercised immediately prior to such event or to the relevant record date for any such entitlement. Unless paragraph (b) is applicable to a Combination, the Company shall provide that the surviving or acquiring Person (the “Successor Company”) in such Combination will enter into an agreement with the Initial Warrant Holder confirming the Holders’ rights pursuant to this Section 4.05(a) and providing for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article IV. The provisions of this Section 4.05(a) shall similarly apply to successive Combinations involving any Successor Company.

(b) In the event of (i) a Combination where consideration to the holders of Common Stock in exchange for their shares is payable solely in cash or (ii) the dissolution, liquidation or winding-up of the Company, the Holders of the Warrants shall be entitled to receive, upon surrender of their Warrant Certificates, such cash distributions on an equal basis with the holders of Common Stock or other securities issuable upon exercise of the Warrants, as if the Warrants had been exercised immediately prior to such event, less the Exercise Price.

In the event of any Combination described in this Section 4.05(b), the surviving or acquiring Person and, in the event of any dissolution, liquidation or winding-up of the Company, the Company, shall pay the Holders of the Warrants, by delivering a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate), the amounts to which they are entitled as described above.

SECTION 4.06. Other Events. If any event occurs as to which the foregoing provisions of this Article IV are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board, fairly and adequately protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then such Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of such Board, to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Exercise Price or decreasing the number of shares of Common Stock issuable upon exercise of the Warrants.

SECTION 4.07. Superseding Adjustment. Upon the expiration of any rights, options, warrants or conversion or exchange privileges which resulted in adjustments pursuant to this Article IV, if any thereof shall not have been exercised, the number of Warrant Shares issuable upon the exercise of each Warrant and the Exercise Price shall be readjusted pursuant to the applicable section of Article IV as if (i) the only shares of Common Stock issuable upon exercise of such rights, options, warrants, conversion or exchange privileges were the shares of Common Stock, if any, actually issued upon the exercise of such rights, options, warrants or conversion or exchange privileges and (ii) shares of Common Stock actually issued, if any, were issuable for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange privileges whether or not exercised; provided, however, that no such readjustment (except by reason of an intervening adjustment under Section 4.01) shall have the effect of decreasing the number of Warrant Shares issuable upon the exercise of each Warrant or increasing the Exercise Price by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion or exchange privileges.

SECTION 4.08. Minimum Adjustment. The adjustments required by the preceding sections of this Article IV shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Exercise Price or the number of shares of Common Stock issuable upon exercise of the Warrants that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases by at least 1% the Exercise Price or the number of shares of Common Stock issuable upon exercise of the Warrants immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Article IV and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence. In computing adjustments under this Article IV, fractional interests in Common Stock shall be taken into account to the nearest one-hundredth of a share.

SECTION 4.09. Notice of Adjustment. Whenever the Exercise Price or the number of shares of Common Stock and other property, if any, issuable upon exercise of the Warrants is adjusted, as herein provided, the Company shall deliver to the Initial Warrant Holder a certificate of the Chief Executive Officer or Chief Financial Officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which (i) the Board determined the then fair value of any evidences of indebtedness, other securities or property or warrants, options or other subscription or purchase rights and (ii) the Current Market Value of the Common Stock was determined, if either of such determinations were required), and specifying the Exercise Price and the number of shares of Common Stock issuable upon exercise of the Warrants after giving effect to such adjustment. The Company shall promptly mail a copy of such certificate to each Holder in accordance with Section 6.05.

SECTION 4.10. Notice of Certain Transactions. In the event that the Company shall propose to (a) pay any dividend payable in securities of any class to the holders of its Common Stock or to make any other non-cash dividend or distribution to the holders of its Common Stock, (b) offer the holders of its Common Stock rights to subscribe for or to purchase any securities convertible into shares of Common Stock or shares of stock of any class or any other securities, rights or options, (c) issue any (i) shares of Common Stock, (ii) rights, options or warrants entitling the holders thereof to subscribe for shares of Common Stock or (iii) securities convertible into or exchangeable or exercisable for Common Stock (in the case of (i), (ii) and (iii), if such issuance or adjustment would result in an adjustment hereunder), (d) effect any capital reorganization, reclassification, consolidation or merger, (e) effect the voluntary or involuntary dissolution, liquidation or winding-up of the Company or (f) make a tender offer or exchange offer with respect to the Common Stock, the Company shall within five days after any such action or offer send to the Holders a notice of such proposed action or offer. Such notice shall be mailed to the Holders at their addresses as they appear in the Certificate Register, which shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect, if any, of such action on the Common Stock and on the number and kind of any other shares of stock and on other property, if any, and the number of shares of Common Stock and other property, if any, issuable upon exercise of each Warrant and the Exercise Price after giving effect to any adjustment pursuant to this Article IV which will be required as a result of such action. Such notice shall be given as promptly as possible and (x) in the case of any action covered by clause (a) or (b) above, at least 10 days prior to the record date for determining holders of the Common Stock for purposes of such action or (y) in the case of any other such action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

SECTION 4.11. Adjustment to Warrant Certificate. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this Article IV, and Warrant Certificates issued after such adjustment may state the same Exercise Price and the same number of shares of Common Stock issuable upon exercise of the Warrants as are stated in the Warrant Certificates initially issued pursuant to this Agreement. The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate, and any Warrant Certificate thereafter issued, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

ARTICLE V

Registration Rights; Indemnification

SECTION 5.01. Effectiveness of Registration Statement. Unless the Company determines that Warrant Shares deliverable to Holders upon a Cashless Exercise of the Warrants immediately prior to the Expiration Date will be fully transferable by such Holders (if not Affiliates of the Company) without registration under the Securities Act, the Company shall cause to be filed pursuant to Rule 415 (or any successor provision) of the Securities Act a shelf registration statement covering the issuance of Warrant Shares to the Holders upon exercise of the Warrants by the Holders thereof (the “Registration Statement”), and shall use its best efforts to cause the Registration Statement to be declared effective at least 30 days prior to the Expiration Date and to keep it effective through the Expiration Date. In connection with the Registration Statement, (i) the Company shall furnish to the Initial Warrant Holder, prior to the filing with the Commission, a copy of such Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the prospectus included therein and (ii) the Company shall furnish to each Holder, without charge, at least one copy of any Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those incorporated by reference).

SECTION 5.02. Blue Sky. The Company shall use its best efforts to register or qualify the Warrant Shares under all applicable securities laws, blue sky laws or similar laws of all jurisdictions in the United States and Canada in which any Holder of Warrants may reasonably require; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5.02 or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

SECTION 5.03. Additional Acts. If the issuance or sale of any Common Stock or other securities issuable upon the exercise of the Warrants requires registration or approval of any governmental authority (other than the registration requirements under the Securities Act) or the taking of any other action under the laws of the United States or any political subdivision thereof before such securities may be validly offered or sold in compliance with such laws (other than registration under the Securities Act), then the Company covenants that it will, in good faith and as expeditiously as reasonably possible, use its reasonable best efforts to secure and maintain such registration or approval or to take such other action, as the case may be. The Company shall promptly notify the Initial Warrant Holder in writing when (i) the Company has obtained all such governmental approvals and authorizations and (ii) such approvals and authorizations thereafter cease to be in effect.

SECTION 5.04. Expenses. All expenses incident to the Company’s performance of or compliance with its obligations under this Article V will be borne by the Company, including, without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all reasonable fees and expenses incurred in connection with the compliance with state securities or blue sky laws, (iii) the fees and disbursements of counsel for the Company and (iv) the fees and disbursements of the independent public accountants of the Company.

ARTICLE VI

Miscellaneous

SECTION 6.01. SEC Reports. The Company shall deliver to the Initial Warrant Holder, for the benefit of the Holders of Warrants, within 15 days after it files them with the SEC, copies of its annual and quarterly reports and other information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Information required to be delivered pursuant to this Section shall be deemed to have been delivered if such information, or report containing such information (including, in the case of certifications required pursuant to Section 302 of the Sarbanes-Oxley Act of 2002), shall be available on the website of the SEC at http://www.sec.gov.

SECTION 6.02. Persons Benefiting. Nothing in this Agreement is intended or shall be construed to confer upon any Person other than the Company, the Initial Warrant Holder and the Holders any right, remedy or claim under or by reason of this Agreement or any part hereof.

SECTION 6.03. Rights of Holders. Holders of unexercised Warrants are not entitled to (i) receive dividends or other distributions, (ii) receive notice of or vote at any meeting of the stockholders, (iii) consent to any action of the stockholders, (iv) receive notice of any other proceedings of the Company, (v) exercise any preemptive right or (vi) exercise any other rights whatsoever as stockholders of the Company.

SECTION 6.04. Amendment. This Agreement may be amended by the parties hereto without the consent of any Holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as the Company and the Initial Warrant Holder may deem necessary or desirable (including without limitation any addition or modification to provide for compliance with the transfer restrictions set forth herein); provided, however, that such action shall not adversely affect the rights of any of the Holders. Any amendment or supplement to this Agreement that has an adverse effect on the interests of the Holders shall require the written consent of the Holders of a majority of the then outstanding Warrants. The consent of each Holder affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares issuable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided for herein). In determining whether the Holders of the required number of Warrants have concurred in any direction, waiver or consent, Warrants owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding. Also, subject to the foregoing, only Warrants outstanding at the time shall be considered in any such determination.

SECTION 6.05. Notices. Any notice or communication shall be in writing and delivered in Person or mailed by first-class mail addressed as follows:

if to the Company:

Ener1, Inc.
1540 Broadway
Suite 25C
New York, New York, 10036
Telephone: (212) 920-3500
Facsimile: 212-920-3510

Attention: General Counsel

with a copy to:

Mazzeo Song & Bradham LLP
708 Third Ave — 19th Floor
New York, New York 10017
Telephone: (212) 599-0700
Facsimile: (212) 599-8400

Attention: Robert L. Mazzeo, Esq.

if to the Initial Warrant Holder:

Credit Suisse Securities (USA) LLC
One Madison Avenue
New York, NY 10010
Facsimile: 212-322-2291

Attention: Jerrold Gordon; Nancy Garcia

with a copy to:

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019
Telephone: (212) 474-1000
Facsimile: (212) 212-474-3700

Attention: Kris F. Heinzelman, Esq.

The Company or the Initial Warrant Holder by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the Certificate Register and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 6.06. Governing Law. The laws of the State of New York shall govern this Agreement and the Warrant Certificates.

SECTION 6.07. Successors. All agreements of the Company in this Agreement and the Warrant Certificates shall bind its successors. All agreements of the Initial Warrant Holder in this Agreement shall bind its successors.

SECTION 6.08. Multiple Originals. The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Agreement.

SECTION 6.09. Table of Contents. The table of contents and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 6.10. Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

IN WITNESS WHEREOF, the parties have caused this Warrant Agreement to be duly executed as of the date first written above.

ENER1, INC.,
by
Name:
Title:

[Signature page to the Warrant Agreement]

CREDIT SUISSE SECURITIES (USA) LLC, as Initial Warrant Holder,
by
Name:
Title:

[Signature page to the Warrant Agreement]

[FORM OF FACE OF WARRANT CERTIFICATE]
[Restricted Securities Legend]

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO THE COMPANY, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a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’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

No. [ ] Certificate for [ ] Warrants

WARRANTS TO PURCHASE COMMON STOCK OF
ENER1, INC.

THIS CERTIFIES THAT CREDIT SUISSE SECURITIES (USA) LLC, or its registered assigns, is the registered holder of the number of Warrants set forth above (the “Warrants”). Each Warrant entitles the holder thereof (the “Holder”), at its option and subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from ENER1, INC., a Florida corporation (the “Company”), 1,046,511 shares of Common Stock, par value of $0.01 per share, of the Company (the “Common Stock”) at the per share exercise price of $4.30 (the “Exercise Price”), or by Cashless Exercise referred to below. This Warrant Certificate shall terminate and become void as of the close of business on March 23, 2012 or as such date may be extended as provided in the Warrant Agreement referred to below (such date as so extended, the “Expiration Date”) or upon the exercise hereof as to all the shares of Common Stock subject hereto. The number of shares issuable upon exercise of the Warrants and the Exercise Price per share shall be subject to adjustment from time to time as set forth in the Warrant Agreement.

This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of 23, 2010 (the “Warrant Agreement”), between the Company and Credit Suisse Securities (USA) LLC (the “Initial Warrant Holder”), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company and the Holders of the Warrants. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Company at 1540 Broadway, Suite 25C, New York, New York, 10036, Attention: General Counsel.

Subject to the terms of the Warrant Agreement, the Warrants may be exercised in whole or in part (i) by presentation of this Warrant Certificate with the Election to Purchase attached hereto duly executed and with the simultaneous payment of the Exercise Price in cash (subject to adjustment) to the Company at 1540 Broadway, Suite 25C, New York, New York, 10036 or (ii) by Cashless Exercise. Payment of the Exercise Price in cash shall be made by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose. Payment by Cashless Exercise shall be made without the payment of cash by reducing the amount of Common Stock that would be obtainable upon the exercise of a Warrant and payment of the Exercise Price in cash so as to yield a number of shares of Common Stock upon the exercise of such Warrant equal to the product of (1) the number of shares of Common Stock for which such Warrant is exercisable as of the Exercise Date (if the Exercise Price were being paid in cash) and (2) a fraction, the numerator of which is the excess of the Current Market Value per share of Common Stock on the Exercise Date over the Exercise Price per share as of the Exercise Date and the denominator of which is the Current Market Value per share of the Common Stock on the Exercise Date.

As provided in the Warrant Agreement and subject to the terms and conditions therein set forth, the Warrants shall be exercisable at any time and from time to time on any Business Day after Issue Date; provided, however, that Holders of Warrants will be able to exercise their Warrants only if the Registration Statement relating to the Common Stock underlying the Warrants is effective or the exercise of such Warrants is exempt from the registration requirements of the Securities Act of 1933 and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which such Holders reside; provided further, however, that no Warrant shall be exercisable after the Expiration Date.

In the event of a Combination, the Holder hereof will be entitled to receive upon exercise of the Warrants the kind and amount of shares of capital stock or other securities or other property as the Holder would have received had the Holder exercised its Warrants immediately prior to such Combination; provided, however, that in the event that, in connection with such Combination, consideration to holders of Common Stock in exchange for their shares is payable solely in cash or in the event of the dissolution, liquidation or winding-up of the Company, the Holder hereof will be entitled to receive such cash distributions on an equal basis with the holders of Common Stock or other securities issuable upon exercise of the Warrants, as if the Warrants had been exercised immediately prior to such Combination, less the Exercise Price.

The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with the transfer or exchange of the Warrant Certificates pursuant to Section 2.04 of the Warrant Agreement, but not for the exercise of the Warrants or the Warrant Shares.

Upon any partial exercise of the Warrants, there shall be issued to the Holder hereof a new Warrant Certificate representing those Warrants which were not exercised. This Warrant Certificate may be exchanged at the office of the Company at 1540 Broadway, Suite 25C, New York, New York, 10036 by presenting this Warrant Certificate properly endorsed with a request to exchange this Warrant Certificate for other Warrant Certificates evidencing an equal number of Warrants. No fractional Warrant Shares will be issued upon the exercise of the Warrants, but the Company shall pay an amount in cash equal to the Current Market Value per Warrant Share on the day immediately preceding the date the Warrant is exercised, multiplied by the fraction of a Warrant Share that would be issuable on the exercise of any Warrant.

All shares of Common Stock issuable by the Company upon the exercise of the Warrants shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

The holder in whose name the Warrant Certificate is registered may be deemed and treated by the Company as the absolute owner of the Warrant Certificate for all purposes whatsoever and the Company shall not be affected by notice to the contrary.

The Warrants do not entitle any Holder hereof to any of the rights of a stockholder of the Company.

ENER1, INC.,
by
Name:
Title:

by
Name:
Title:

FORM OF ELECTION TO PURCHASE WARRANT SHARES
(to be executed only upon exercise of Warrants)
ENER1, INC.

The undersigned hereby irrevocably elects to exercise        Warrants to acquire shares of Common Stock, par value $0.01 per share, of ENER1, INC., at an exercise price per share of Common Stock of $ , and otherwise on the terms and conditions specified in the within Warrant Certificate and the Warrant Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein to ENER1, INC. and directs that the shares of Common Stock deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.

The undersigned hereby acknowledges the restrictions on transfer of the Warrant Shares as set forth fully in the Warrant Agreement.

Date: ,

1

(Signature of Owner)

(Street Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

1The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a national bank or trust company or by a member firm of any national securities exchange.

Securities and/or check to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

A new Warrant Certificate evidencing any unexercised Warrants evidenced by the within Warrant Certificate is to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

This Certificate relates to        Warrants held in definitive form by       (the “Transferor”).

The Transferor has requested by written order to exchange or register the transfer of a Warrant or Warrants. In connection with such request and in respect of each such Warrant, the Transferor does hereby certify that the Transferor is familiar with the Warrant Agreement relating to the above captioned Warrants and that the transfer of this Warrant does not require registration under the Securities Act of 1933, as amended (the “Securities Act”), because:

CHECK ONE BOX BELOW

(1)	Such Warrant is being transferred to the Company; or

(2)	Such Warrant is being transferred pursuant to an effective registration statement under the Securities Act of 1933; or

(3)	Such Warrant is being transferred pursuant to an offshore transaction in accordance with Rule 904 under the Securities Act; or

(4)	Such Warrant is being transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1),(2),(3) or (7) under the Securities Act) that is acquiring the securities for its own account or for the account of such an institutional accredited investor, for investment purposes and not with a view to or offer or sale in connection with any distribution; or

(5)	Such Warrant is being transferred pursuant to another available exemption from the registration requirements under the Securities Act; or

(6)	Such Warrant is being transferred in a transaction meeting the requirements of Rule 144 under the Securities Act.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature